UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

MERUS N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Merus N.V. frequently asked questions for employees, dated October 3, 2025:

FAQ for Merus Employees

About the transaction

1.	What are the transaction terms?

Merus has agreed to be acquired by Genmab for approximately $8 billion in cash, or $97 per common share in total consideration (“Offer Consideration”). This represents a premium of ~41% to our last closing price, and an approximately 70% premium to the price of our last equity financing this past June. Under the terms of the agreement, shareholders will be eligible to tender their common shares in exchange for $97, payable at the closing of the tender offer.

2.	What happens next?

Merus and Genmab will continue to operate as independent companies until the transaction closes. To meet our significant responsibility to the patients who rely on us and to further strengthen the foundation for the work we will do with Genmab in the future, we ask that all Merus employees continue to focus on our current priorities and day-to-day responsibilities. Until the transaction closes, we will operate our business as usual with our current governance, team and individual scopes of responsibility and reporting structures. Merus employees should not seek to engage or share confidential information with counterparts at Genmab until the transaction closes.

We expect the transaction to close by early in the first quarter of 2026, provided that the conditions in the transaction agreement are satisfied, including the completion of the cash tender offer by Genmab for our common shares and certain other closing conditions, such as the employee representation consultation and information processes.

About our jobs

3.	How will the two companies be integrated?

Until the transaction closes, we will continue to operate as two separate companies. During this interim period, we have developed an integration management office (“IMO”), with representatives from the different departments within Merus, to support our efforts to discuss and address questions and issues that arise, and to coordinate activities over the coming several months regarding the proposed transaction.

We are committed to providing regular updates with clear information, to the extent possible.

4.	Will my responsibilities or performance expectations change?

Until the transaction closes, it is business as usual. The IMO will respond to questions as they arise and help address any specific nuances to what it means to perform as business as usual. Unless you are notified otherwise about changes to your responsibilities, you are expected to perform your job as you normally would.

5.	What will happen to our Cambridge and Utrecht office locations? Will any employees have to relocate?

We will continue to operate business as usual at all our existing locations during this interim period.

6.	What happens to recruiting efforts between the announcement and closing? Are existing offers to candidates still valid? What happens to positions in active interviews?

We expect to continue to execute on the 2025 approved workforce plan. The Human Resources department is closely coordinating with senior management to align on recruitment efforts. The Human Resources department and IMO are available to address questions on any specific position that may arise.

7.	What will happen to our current contractor/consultant workforce? Can I extend my contractor/consultant if their contract is expiring?

During this interim period, the two companies will operate independently and therefore no changes are expected at this time due to the pending transaction.

If you have a contractor/consultant whose contract is expiring, please work with your manager/MT leader to assess the business need to continue. Questions in this regard may also be referred to the IMO and Legal Department.

About compensation and benefits

8.	Will our compensation and benefits change as a result of the transaction?

Until the transaction closes, it is business as usual for Merus, and we will continue to administer the Merus compensation and benefits policies and plans which are currently in effect.

Pursuant to the terms of the Transaction Agreement, for one year following the closing of the transactions, Genmab has agreed to provide employee benefits (subject to certain exceptions) that are in the aggregate substantially comparable to the greater of those received by continuing employees from Merus immediately prior to the closing or those provided by Genmab to similarly situated employees of Genmab.

We will share further information on matters related to equity, equity-based compensation, severance, retention, change in control, employee stock purchase benefits, defined pension benefits and retiree health and welfare benefits as it becomes available.

Any information on potential changes to benefits will be forthcoming as part of the transition plan that would be implemented after the closing. We plan to communicate more information when it becomes available and provide answers to questions once decisions are made.

9.	What will happen to my Merus options?

All outstanding and unexercised Merus options to subscribe for Merus’ common shares will be fully (100%) vested at the closing of the transaction and will be cashed out in the transaction. This means that, shortly following the closing, and in any event, no later than thirty (30) calendar days following the closing of the transaction, option holders will receive, with respect to each option they hold as of the transaction closing, an amount in cash (without interest and subject to any applicable tax withholding and required deductions) equal to the product of (1) the excess, if any, of the Offer Consideration over the applicable exercise price per common share of each such option and (2) the number of common shares underlying such option.

10.	Will we still complete the year-end 2025 performance review cycle, including bonus compensation?

During this interim period, we will proceed with the year-end 2025 performance review cycle, including bonus compensation approved by management, in the ordinary course. With respect to each employee, such employee shall be paid the 2025 annual bonus in an amount based on actual performance. The annual bonuses shall be paid at such time as ordinarily paid consistent with prior practice.

11.	Who can I talk to if I have questions?

We are committed to addressing your questions as best we can and supporting you with ongoing communications and resources. If you have additional questions not addressed here, feel free to contact your HR business partner, your department’s representative on the IMO, or your direct manager.

12.	What will happen to the MT when the deal is finalized?

During this interim period, the two companies will operate independently and therefore no changes are anticipated during the pending transaction.

13.	Can I still travel to Utrecht and Cambridge if necessary?

Until the transaction closes, we will operate our business as usual. Please follow our T&E policy guidance attached here.

Additional Information and Where to Find It

The tender offer for Merus’ outstanding common shares referenced herein has not commenced. This communication is not an offer to buy or a solicitation of an offer to sell any securities of Merus. The offer to buy common shares of Merus will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Genmab A/S (“Parent”) intends to cause its acquisition subsidiary, Genmab Holding II B.V. (“Purchaser”), to file with the SEC. In addition, Merus will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Merus will also file with the SEC a proxy statement on Schedule 14A in connection with an extraordinary general meeting of shareholders of Merus, at which Merus shareholders will vote on certain proposed resolutions in connection with the proposed transactions, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Purchaser and Merus with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Merus on Merus’s website at https://merus.nl/.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL, THE SOLICITATION/RECOMMENDATION STATEMENT AND THE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE PROPOSED TRANSACTIONS THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER OR MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER AND THE PROPOSED TRANSACTIONS.

Participants in the Solicitation

Merus and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Merus’s shareholders in connection with the proposed transactions will be set forth in Merus’s definitive proxy statement for its extraordinary general meeting at which certain matters relating to the proposed transactions will be submitted for approval by Merus’s shareholders. You may also find additional information about Merus’s directors and executive officers in Merus’s Annual Report on Form 10-K for the year ended December 31, 2024 which was filed with the SEC on February 27, 2025 (as amended) and Merus’s Definitive Proxy Statement for its 2025 annual general meeting of shareholders, which was filed with the SEC on April 24, 2025.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. The forward-looking statements are based on current beliefs and expectations and include, but are not limited to, statements regarding the planned completion of the transactions contemplated by the Transaction Agreement and related timing, as well as the potential effects of the proposed transactions on Merus. Risks and uncertainties that could cause results to differ materially from expectations include without limitation: uncertainties as to the timing and completion of the tender offer and the proposed transactions; uncertainties as to the percentage of Merus shareholders tendering their common shares in the tender offer and as to the percentage of Merus shareholders voting in favor of the matters relating to the proposed transactions at the extraordinary general meeting; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the proposed transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the effects of disruption caused by the proposed transactions making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from Merus’s ongoing business operations; the risk that shareholder litigation in connection with the transactions contemplated by the Transaction Agreement may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to Merus’s business, including the important factors described in the section titled “Risk Factors” in Merus’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, as such factors may be updated from time to time in Merus’s other filings with the SEC, as well as the tender offer materials to be filed by Purchaser and Parent, the Solicitation/Recommendation Statement to be filed by Merus in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Merus undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Merus N.V. corrected frequently asked questions for investors, dated October 3, 2025:

Investor Q&A

1.	What is the rationale for the transaction?

•

Merus has an opportunity to take the next step with Petosemtamab, to strengthen and potentially expand the ability to bring petosemtamab to patients as well as the potential for our foundational technology platforms and internal pipeline.

•	The opportunity for us to join with Genmab offers us the ability to join an established player in antibody therapeutics, for the benefit of our company, or programs, and patients.

•

The Company’s Board of Directors thoroughly evaluated this opportunity and determined that this transaction with Genmab is in the best interests of the Merus and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders, and maximizes opportunity for petosemtamab.

•

We share Genmab’s strategic vision, and are impressed by its deep experience and expertise in antibody therapeutics and its proven success in discovering, developing and commercializing antibody therapeutics, and, importantly, bispecific antibody therapies; in addition:

•	Genmab has demonstrated ability to help us increase scale and to become a fully integrated product company

•	Genmab have proven their ability to join with ProfoundBio, and bring their company strengths to the late stage development and commercial planning with their medicine Tivdak

•	Genmab has a deep understanding of antibody discovery and development technologies and is a great fit for our own foundational discovery technologies

2.	What are the transaction terms?

•	Merus has agreed to be acquired by Genmab for approximately $8 billion in cash, or $97 per common share in total consideration.

•	This represents a premium of ~41% to our last closing price, and an approximately 70% premium to the price of our last equity financing this past June.

•	Under the terms of the transaction agreement, shareholders will be eligible to tender their common shares in exchange for $97, payable at the closing of the tender offer.

•

Following the closing of the tender offer, Merus and Genmab will effect a series of transactions resulting in Genmab owning 100% of the common shares of Merus (or a successor entity). Depending on the structure of the back end transactions, Merus shareholders that do not tender their shares into the tender offer will either receive the same consideration for their common shares as the common shares tendered into the tender offer (subject to applicable withholding taxes) or a fair price for their common shares determined by a Dutch court in statutory buy-out proceedings.

3.	Did Merus put the company up for sale?

•

Information about the deal and how we got here will be made available in the various SEC filings that will be made by Genmab and us relating to the tender offer; we can’t say much more until this is filed.

4.

Were there other bidders? The details on the background to the transaction will be available in the SEC filings that will be made by Genmab and us relating to the tender offer. Other than that, we aren’t making any comments.

5.	When will the transaction be completed?

We expect to complete, or close, Genmab’s tender offer by early Q1 2026, and complete the back end transactions under which our shareholders that did not tender their shares into the tender offer will receive cash consideration for their common shares as quickly as we can thereafter. The tender offer is subject to the satisfaction of customary closing conditions for similar transactions.

6.	What needs to happen before the transaction can be completed?

The transaction is subject to customary closing conditions for similar transactions, including a minimum acceptance condition of at least 80% of Merus’ common shares (which threshold may be reduced to 75% unilaterally by Genmab if all other closing conditions are satisfied), the approval by Merus shareholders of certain governance matters and the back-end transactions , certain regulatory approvals and other customary closing conditions. For more information, please refer to the tender offer filings that will be made by Genmab and us, when filed with the SEC.

7.	What happens next?

•	Under the transaction agreement, Merus and Genmab will continue to operate as independent companies until the transaction closes.

•

Importantly, this transaction will take a period of time to conclude, or “close.” In this interim period, Merus and Genmab will continue to operate as independent companies until the transaction closes.

•

To meet our significant responsibility to the patients who rely on us and to further strengthen the foundation for the work we will do with Genmab in the future, we ask that all Merus employees continue to focus on our current priorities and day-to-day responsibilities

•

Until the transaction closes, we will operate our business as usual with our current governance, team and individual scopes of responsibility and reporting structures, while having senior leadership alignment between our companies in preparation for post-closing integration.

•	Merus employees should not seek to engage or share confidential information with counterparts at Genmab until the transaction closes.

8.	Do you still plan to show mCRC in the 2H25? Yes, we haven’t changed our guidance which remains mCRC initial clinical data planned for 2H25. We are looking forward to sharing this data.

9.	Why now? We believe Genmab represents a great partner for us given their vision and expertise and track record in antibody therapeutics

•

Our ambition is to close in on cancer. We believe the next step for us as a company is now best taken together with Genmab, to give us, as a company, and our programs including petosemtamab, the best resources and opportunities to be successful.

•

We believe Genmab’s vision, deep understanding of antibody therapeutics, extensive experience and track record of successes offers the right opportunity for Merus and for petosemtamab to take the next steps. We believe this transaction will help accelerate this process.

The Company’s Board of Directors thoroughly evaluated this opportunity and determined that this transaction with Genmab is in the best interests of Merus and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders, and presents a great opportunity for petosemtamab to be successful.

Additional Information and Where to Find It

The tender offer for Merus’ outstanding common shares referenced herein has not commenced. This communication is not an offer to buy or a solicitation of an offer to sell any securities of Merus. The offer to buy common shares of Merus will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Genmab A/S (“Parent”) intends to cause its acquisition subsidiary, Genmab Holding II B.V. (“Purchaser”), to file with the SEC. In addition, Merus will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Merus will also file with the SEC a proxy statement in connection with an extraordinary general meeting of shareholders of Merus, at which Merus shareholders will vote on certain proposed resolutions in connection with the proposed transactions, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Purchaser and Merus with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Merus on Merus’s website at https://merus.nl/.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL, THE SOLICITATION/RECOMMENDATION STATEMENT AND THE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE PROPOSED TRANSACTIONS THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER OR MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER AND THE PROPOSED TRANSACTIONS.

Participants in the Solicitation

Merus and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Merus’s shareholders in connection with the proposed transactions will be set forth in Merus’s definitive proxy statement for its extraordinary general meeting at which certain matters relating to the proposed transactions will be submitted for approval by Merus’s shareholders. You may also find additional information about Merus’s directors and executive officers in Merus’s Annual Report on Form 10-K for the year ended December 31, 2024 which was filed with the SEC on February 27, 2025 (as amended) and Merus’s Definitive Proxy Statement for its 2025 annual general meeting of shareholders, which was filed with the SEC on April 24, 2025.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. The forward-looking statements are based on current beliefs and expectations and include, but are not limited to, statements regarding the planned completion of the transactions contemplated by the Transaction Agreement and related timing, as well as the benefits and potential effects of the proposed transactions on Merus, and the planned announcement of data from our phase 2 investigation of petosemtamab in mCRC and related timing. Risks and uncertainties that could cause results to differ materially from expectations include without limitation: uncertainties as to the timing and completion of the tender offer and the proposed transactions; uncertainties as to the percentage of Merus shareholders tendering their common shares in the tender offer and as to the percentage of Merus shareholders voting in favor of the matters relating to the proposed transactions at the extraordinary general meeting; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the proposed transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the effects of disruption caused by the proposed transactions making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from Merus’s ongoing business operations; the risk that shareholder litigation in connection with the transactions contemplated by the Transaction Agreement may result in significant costs of defense, indemnification and liability; the lengthy and expensive process of clinical drug development, which has an uncertain outcome; and risks and uncertainties pertaining to Merus’s business, including the important factors described in the section titled “Risk Factors” in Merus’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, as such factors may be updated from time to time in Merus’s other filings with the SEC, as well as the tender offer materials to be filed by Purchaser and Parent, the Solicitation/Recommendation Statement to be filed by Merus in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Merus undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.